EXHIBIT (c)(3)
Highly Confidential
Discussion Materials Silver Special Committee
Goldman, Sachs & Co. November 26, 2006

Highly Confidential
Table of Contents I. Public Market Perspective II. Review of Silver Management Financial Plan III. Analysis of Potential Third Party Strategic & Financial Buyer Interest IV. Leveraged Recapitalization Appendix A: Supporting Materials
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I. Public Market Perspective
Public Market Perspective 3

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Public Market Perspective
Absolute Share Price Performance (Last 5 Years) (US$ per share)
$40 May-2004 3-Jul-2006 SEC launches 20-Apr-2006 All time high Silver investigation into 27-Oct-2005 Silver reports a share price of $33.62 whether securities JM steps down as Silver 93% increase in fraud was committed by President & CEO. Bob earnings for Q1 Silver CEO JM Cunningham named new CEO 2006
$ 27.61
$30 JM Proposal: $ 29.00 Share Price (USD) $20
8-Aug-2006 Closing
JP Morgan analyst lowers his earnings estimates for Silver Silver Weighted Average Price [1]
$10 5 Year $ 21.58
3 Year 22.20 22-Sep-2005 1 Year 25.66 JM pays $1.25mm to 06-Nov-2006 6 Month 26.96 settle federal lawsuit Silver receives an all cash 1 Month 25.73 with SEC over insider acquisition offer of $ 29.00
1 Week 24.68 trading allegations per share from JM Current 27.61
$ 0
Nov-2001 Aug-2002 Apr-2003 Dec-2003 Aug-2004 May-2005 Jan-2006 Sep-2006 Silver Share Price Source: Factset (as of November 24, 2006), press releases, Silver website [1]Weighted average prices are undisturbed as of November 3, 2006. Public Market Perspective 4

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Public Market Perspective JM Proposal Premia Analysis
Absolute Share Price Performance Since
New Management[1] vs. Proposal Premia Analysis – $29 Proposal
$ 40 3-Jul-2006 20,000
All time high Silver share Current (Nov-24-06) 5.0% price of $ 33.62 $27.61
18,000
$ 35
16,000
52 Week High (Jul-3-06) (13.7)% $ 30 JM Proposal: $ 29.00 $33.62
14,000
$ 25 51.8% 52 Week Low (Dec-8-05) 12,000
$19.11
Volume Price (USD) $ 20 10,000
Closing 20.6% (000) 1 Day Prior (Nov-3-06)
$24.05
8,000
$ 15
1 Month Weighted Avg. 12.7% 6,000
$25.73
$ 10
4,000
3 Month Weighted Avg. 17.3% $ 5
2,000 $24.72
$ 0 0 6 Month Weighted Avg. 7.6% Nov-2005 Jan-2006 Apr-2006 Jul-2006 Oct-2006 $26.96
Volume Silver Share Price Source: Factset Note: Silver weighted average prices are undisturbed as of November 3, 2006 [1]On October 27, 2005, JM announced he would step down as Silver President and CEO; the Company named Bob Cunningham as his successor. Public Market Perspective 5

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Review of Selected Transactions Premia Analysis (US$ in millions)
Date Initial Bid Final Bid Increase in Ownership Pre- Cons id.
Announced Target Acquiror Acq Type Premium [a] Premium [b] Offer [c] Offer [d] ($mm)
S=Strategic F=Financial A=Affiliate 6-Nov-06 Silver JM A 20.6% NA NA 27.0% $ $ 2,207
10-Nov-06 Crest Nicholson PLC Castle Bidco Ltd F 2.6% 2.6% 0.0% 23.3% $ $ 1,344
8-Oct-06 Cablevision Systems Corp Investor Group A 12.8% 12.8% 0.0% 23.1% $ $18,016
27-Sep-06 Retirement Residences REIT PR Capital Corp F 25.8% 25.8% 0.0% 14.1% $ $ 2,169
22-Aug-06 Burns Philp & Co Ltd Rank Group Ltd F 9.7% 9.7% 0.0% 57.6% $ $ 1,006
27-Jul-06 Matalan PLC Missouri Bidco F 13.7% 13.7% 0.0% 53.5% $ 704
16-Jul-06 McCarthy & Stone PLC Mother Bidco Ltd F 31.6% 37.3% 4.4% 4.7% $ $ 1,903
6-Jul-06 BorsodChem RT First Chemical Holding F 12.3% 12.3% 0.0% 51.4% $ 508
12-Jun-06 Houston Exploration Co JANA Partners LLC F 13.4% 13.4% 0.0% 11.7% $ $ 2,125
6-Jun-06 Shanghai Port Container Co Ltd Shanghai Intl Port(Grp)Co Ltd S 6.7% 6.7% 0.0% 70.2% $ $ 1,110
5-Jun-06 Trizec Properties Inc Investor Group F 17.9% 17.9% 0.0% 37.1% $ $ 4,747
26-May-06 Overseas Union Enterprise Ltd Lippo Ppty Invest Pte Ltd S 7.9% 7.9% 0.0% 55.0% $ 512
20-Feb-06 Tele Pizza SA Foodco Pastries A 20.7% 79.9% 49.3% 20.5% $ 796
28-Oct-05 Hudsons Bay Co Maple Leaf Heritage Invest F 18.9% 23.0% 3.4% 18.4% $ $ 1,338
7-Jul-05 PHS Group PLC Norfolk Acquisition Ltd F 10.3% 10.3% 0.0% 0.7% $ $ 1,279
12-Jun-05 HeidelbergCement AG Spohn Cement GmbH S 19.4% 19.4% 0.0% 16.6% $ $ 3,341
3-Jun-05 Acxiom Corp ValueAct Capital Partners LP F 24.5% 35.3% 8.7% 8.9% $ $ 2,588
12-May-05 Manchester United PLC Red Football Ltd S 13.2% 13.2% 0.0% 56.8% $ 646
7-Mar-05 Insight Communications Co Inc Investor Group A 10.5% 21.4% 9.8% 13.3% $ $ 3,275
15-Feb-05 Circuit City Stores Inc Highfields Capital Mgmt LP F 19.5% 19.5% 0.0% 6.4% $ $ 2,405
13-Dec-04 Rexel SA Ray Acquisition Sca F 1.3% 1.3% 0.0% 73.5% $ 928
2-Aug-04 Cox Communications Inc Cox Enterprises Inc S 16.0% 26.0% 8.6% 61.4% $ $ 8,390
22-Mar-04 US Oncology Inc Welsh Carson Anderson & Stowe F 18.5% 18.5% 0.0% 13.0% $ $ 1,282
20-Feb-04 Vivarte SA PAI Partners SA F 15.0% 15.0% 0.0% 55.4% $ 662
23-Sep-02 Dole Food Co Inc David H Murdock A 20.5% 36.8% 13.6% 22.9% $ $ 1,919
10-Jul-01 Royal Canin SA(Guyomarc’h SA) Masterfoods Holding SA S 18.7% 18.7% 0.0% 27.9% $ $ 1,051
6-Jun-01 Liberty Financial Cos Inc Liberty Mutual Insurance Co S 24.8% 24.8% 0.0% 65.6% $ 536
15-Jan-01 Van Melle NV Perfetti SpA S 71.9% 71.9% 0.0% 37.0% $ 633
2-May-00 Labinal SNECMA S 11.1% 11.1% 0.0% 49.4% $ 953
High 71.9% 79.9% 49.3% 73.5% Mean 17.5% 21.6% 3.5% 33.9% Median 15.5% 18.2% 0.0% 25.6% Low 1.3% 1.3% 0.0% 0.7%
Source: SDC (a) Initial premium compares the initial bid per share to the target’s last published closing price per share prior to the initial deal announcement. (b) Final bid to premium compares the final bid per share to the target’s last published closing price per share prior to the initial deal announcement. (c) Percent increases in offer compares the final bid per share to the initial bid per share. (d) 100% owned after transaction.
Public Market Perspective 6

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Public Market Perspective Shares Traded Analysis Since November 6th (US$ per share)
Shares Traded Cummulative Date Share Price That Day (mm) Shares Traded % of Float
6-Nov-06 $29.84 16.4 16.4 36.4%
7-Nov-06 29.43 6.2 22.6 50.0%
8-Nov-06 28.94 3.4 26.0 57.5%
9-Nov-06 27.93 3.3 29.3 64.7%
10-Nov-06 27.70 1.7 31.0 68.5%
13-Nov-06 27.50 0.9 31.8 70.4%
14-Nov-06 27.95 1.2 33.1 73.1%
15-Nov-06 27.54 1.0 34.1 75.4%
16-Nov-06 27.86 0.8 34.9 77.1%
17-Nov-06 27.82 0.8 35.6 78.8%
20-Nov-06 27.49 0.7 36.4 80.5%
21-Nov-06 27.42 0.2 36.6 81.0%
22-Nov-06 27.50 0.4 37.0 81.8%
24-Nov-06 27.61 0.2 37.2 82.3%
Source: Factset
Public Market Perspective 7

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Public Market Perspective Silver Relative Share Price Performance vs. Selected Companies / Composites
5 Years 3 Years
Dow Jones Transportation LTL Composite [2] 144.1% 67.1% Composite Truckload Composite [1] 134.4% Silver 38.5% Dow Jones Transportation 91.2% S&P 500 33.2% Composite Silver 31.8% Truckload Composite [1] 33.0% S&P 500 21.8% LTL Composite [2] 29.9% 1 Year 6 Months
S&P 500 11.3% Silver 35.3% Dow Jones Transportation Dow Jones 5.4% 16.0% Transportation Composite LTL S&P 500 10.7% (0.4)% Composite [2] LTL Composite [2] 0.5% Silver (4.4)% Truckload Truckload Composite [1] (1.4)% (6.8)% Composite [1] Source: Bloomberg and Factset (as of November 24, 2006) [1]Includes Covenant Transport, Heartland Express, JB Hunt Transport, Knight Transportation, U.S. Xpress and Werner. [2]Includes Arkansas Best, Central Freight, Con-Way, Old Dominion, Saia and YRC Worldwide. Public Market Perspective 8

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Public Market Perspective Evolution of Wall Street EPS Estimate since November 2001 (US$ per share)
$ 3.00 $ 2.50 $ 2.50 2008E $ 2.00 $ 2.07 $2.06 2007E 2006E Estimate $ 1.50 $ 1.47 EPS 2005A $1.30 2004A $ 1.00 $ 0.93 $0.78 2003A 2002A $ 0.50 $ 0.45 2001A $ 0.00 Nov-2001 Nov-2002 Nov-2003 Nov-2004 Nov-2005 Nov-2006
Source: Factset (as of November 24, 2006) and IBES
Public Market Perspective 9

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Public Market Perspective Transportation Sector
John G. Larkin, Stifel Nicolaus
November 16, 2006
“Anecdotal evidence from conversations with several truckload, less-than-truckload (LTL) and rail company representatives suggests that industry demand remains depressed during the time of year when volumes are typically the strongest.”
“Some carriers implied that competition for freight is heating up. Though pricing still appears to be rational, we would not be surprised if some carriers are experiencing a bit of downward pressure on rates in 4Q06.”
“In light of the insights we gained at the conference, we continue to believe that the long-term, capacity-constrained operating environment (in which we expect the industry to operate for the forseeable future) will provide the requisite backdrop for well-managed companies to raise rates in excess of their cost increases, to expand margins, and to benefit from industry consolidation—all of which should translate into above-market earnings growth for investors. Therefore, we suggest long-term investors should view the current environment, the relatively weak near-term outlook for industry demand, and the resulting depressed valuations across the transportation group as an opportunity to build positions in several companies that we view as long-term industry winners.” October 30, 2006
“In this fundamentally tight supply/demand environment, the trick is to provide very good service with the fleet you have rather than mediocre service with a fleet that’s growing,” Larkin says. The high-service carriers have been able to command prices that meet or even exceed rising costs. Considering the capacity constraints, that favorable pricing position should hold unless demand drops off dramatically.”
Jon A. Langenfeld, Baird September 26, 2006
“The US’ national average for diesel fuel has fallen -15% from August 2006’s peak of $3.07/gallon and -10% quarter-to-date. The decline should benefit TL carriers and offset the drag caused by the run-up in diesel prices for the first 6 weeks of 3Q06. Importantly, diesel fuel prices at current levels and below set up nicely for 4Q06, as TL carriers suffered from the spike in fuel costs following Hurricanes Katrina and Rita in 4Q05.”
Edward Wolfe, Bear Stearns September 15, 2006
“We suspect much of the weaker TL demand is actually resulting from an increased supply of trucks. Outside of weakened direct and in-direct demand for home building, which we estimate represents about 8% and 6.5% respectively of TL and LTL total revenue; we see few signs of a slowing freight economy. During the 4Q, the TL and LTL carriers will face very steep comparisons versus a year ago when the U.S. government spent about $300M on purchasing truck capacity in the Gulf, during the already capacity constrained strong peak shipping season.”
Source: Wall Street Research
Public Market Perspective 10

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Goldman Sachs

Public Market Perspective

Truckload Sectors P/E Trading Multiples Over Time

Next Full Fiscal Year P/E Multiple over Time

	5 Year			3 Year			1 Year		
	Median	High	Low	Median	High	Low	Median	High	Low
Silver	14.3x	32.5x	9.4x	13.2x	17.6x	9.4x	12.7x	16.7x	9.4x
Silver Rank (Out of 7 peers)	7	NM	5	7	NM	5	7	NM	7
Covenant	15.8x	35.6x	8.2x	16.1x	35.6x	8.2x	18.3x	35.6x	15.0x
Heartland Express	19.9	26.0	15.5	19.4	24.9	15.5	18.8	21.5	15.5
J.B. Hunt	15.8	31.5	11.3	15.2	19.4	11.5	14.0	17.8	11.5
Knight Transport	21.5	30.5	16.0	20.0	26.6	16.0	19.6	26.6	16.0
U.S. Xpress	14.7	48.4	7.0	13.3	21.9	7.1	14.6	18.6	10.0
Werner	15.4	24.0	11.4	14.0	18.7	11.4	13.0	16.4	11.4
Median	15.8x	31.5x	11.3x	15.2x	21.9x	11.4x	14.6x	18.6x	11.5x

Current P/E

CY2006E P/E


21.5x
17.7x
14.8x
14.8x
14.1x
13.1x
11.7x
NM
Knight
Heartland
Werner
J.B. Hunt
Silver Current¹
U.S. Xpress
Silver Undisturbed²
Covenant

CY2007E P/E


29.4x
18.3x
17.5x
13.9x
14.0x
13.6x
11.6x
10.8x
Covenant
Knight
Heartland
Werner
Silver Current¹
J.B. Hunt
Silver Undisturbed²
U.S. Xpress

Source: Thomson, IBES and Factset (as of November 24, 2006)
[1] *Silver's P/E multiples calculated using the $29 per share JM proposal.*
[2] *Based on Silver share price of $24.05, immediately prior to offer (November 3, 2006).*

Public Market Perspective 11

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Public Market Perspective Truckload Sectors EV / EBITDA Trading Multiples Over Time
Current Fiscal Year EV/EBITDA Multiple over Time 5 Year 3 Year 1 Year Median High Low Median High Low Median High Low
Silver 5.9x 8.8x 4.2x 5.4x 7.6x 4.2x 5.1x 6.4x 4.2x Silver Rank (Out of 7 peers) 4 3 4 5 5 4 5 5 5
Covenant 4.3x 5.7x 2.5x 4.3x 5.7x 2.5x 4.4x 5.7x 3.8x Heartland Express 9.4 14.0 6.5 8.8 11.8 6.5 8.3 9.9 6.5
J.B. Hunt 6.2 8.1 4.3 6.6 8.1 5.3 6.5 7.5 5.3
Knight Transport 9.7 12.3 7.5 9.1 12.3 7.5 8.8 12.2 7.5
U.S. Xpress 5.1 8.1 3.6 5.5 8.1 3.6 5.8 7.3 4.6
Werner 5.1 6.4 3.7 4.6 6.0 3.7 4.2 5.3 3.7
Median 5.9x 8.1x 4.2x 5.5x 8.1x 4.2x 5.8x 7.3x 4.6x Current EV/EBITDA Multiples CY2006E EV/EBITDA
8.6x 7.3x 7.1x 6.4x 5.2x 5.1x 4.4x 4.3x Knight Heartland Covenant J.B. Hunt Silver Current [1] U.S. Xpress Silver Undisturbed [2] Werner CY2007E EV/EBITDA
7.3x 7.0x 6.1x 6.0x 5.2x 4.5x 4.4x 4.1x Knight Heartland Covenant J.B. Hunt Silver Current [1] U.S. Xpress Silver Undisturbed [2] Werner Source: Thomson, IBES and Factset (as of November 24, 2006) [1]Silver’s multiples calculated using the $29 per share JM proposal. [2]Based on Silver share price of $24.05, immediately prior to offer (November 3, 2006). Public Market Perspective 12

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II. Review of Silver Management Financial Plan
Review of Silver Management Financial Plan 13

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Review of Silver Management Financial Plan 2007E-2011E Plan Assumptions
Assumes GDP growth of 2.0% in 2007 and 3.0% in the years thereafter 4% — 5% year over year fleet growth —Assumes 100% of new equipment purchased rather than leased Approximately 1% year over year loaded utilization improvement Approximately $0.05 year over year revenue per loaded mile (RPLM) improvement (3% — 3.3%)
20 basis point deadhead improvement in 2008E – 2009E; another 20 basis point improvement in 2010E – 2011E
$ 110 million carrier revenue annual growth ($100mm = Intermodal; $10mm = Brokerage)
$ 0.015/RPLM driver wage increase in 2008E – 2009E; $0.02/RPLM increase in 2011E
$0.02/RPLM owner/operator wage increase in 2008E – 2011E Fuel impact neutral to 2006E and miles per gallon flat to 2006E
5.7% — 5.8% insurance as a percent of Net Revenue (excl. fuel surcharge and carrier revenue)
Impairment charges for freightline tradeback units are included No impact from derivative instruments included
Management intends to revise current 2006E projections downward post the November close, but will maintain 2007E through 2011E as is
Source: Silver Management Financial Plan
Review of Silver Management Financial Plan 14

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Goldman Sachs

Review of Silver Management Financial Plan

Summary Financial Projections

(US$ in millions, except per share amounts)

Fiscal Year Ended Dec. 31	2003A	2004A	2005A	2006E	2007E	2008E	2009E	2010E	2011E	06E-11E CAGR
Operating Revenues	**$ 2,397.7**	**$ 2,826.2**	**$ 3,197.5**	**$ 3,216.3**	**$ 3,369.5**	**$ 3,693.2**	**$ 4,076.1**	**$ 4,506.1**	**$ 4,964.0**	*9.1%*
% Growth		*17.9%*	*13.1%*	*0.6%*	*4.8%*	*9.6%*	*10.4%*	*10.5%*	*10.2%*	
EBITDA[1]	**$ 291.6**	**$ 364.4**	**$ 406.6**	**$ 499.2**	**$ 517.7**	**$ 611.7**	**$ 696.8**	**$ 800.0**	**$ 921.9**	*13.1%*
% Margin	*12.2%*	*12.9%*	*12.7%*	*15.5%*	*15.4%*	*16.6%*	*17.1%*	*17.8%*	*18.6%*	
Rental Expense	82.4	81.4	57.7	51.5	49.1	22.6	19.3	17.0	4.8	
EBITDAR[1]	**$ 374.0**	**$ 445.8**	**$ 464.3**	**$ 550.7**	**$ 566.8**	**$ 634.3**	**$ 716.1**	**$ 817.0**	**$ 926.8**	*11.0%*
% Margin	*15.6%*	*15.8%*	*14.5%*	*17.1%*	*16.8%*	*17.2%*	*17.6%*	*18.1%*	*18.7%*	
D&A	150.6	183.8	199.8	223.2	237.7	270.9	303.2	319.3	340.5	
% Sales	*6.3%*	*6.5%*	*6.2%*	*6.9%*	*7.1%*	*7.3%*	*7.4%*	*7.1%*	*6.9%*	
EBIT[1]	**$ 141.0**	**$ 180.6**	**$ 206.8**	**$ 276.0**	**$ 280.0**	**$ 340.7**	**$ 393.6**	**$ 480.8**	**$ 581.5**	*16.1%*
Operating Ratio[1]	**94.1%**	**93.6%**	**93.5%**	**91.4%**	**91.7%**	**90.8%**	**90.3%**	**89.3%**	**88.3%**	
Interest Expense (net)	15.4	18.0	28.2	25.2	11.4	11.6	10.1	2.7	(1.4)	
Net Income[1]	79.4	103.5	108.7	139.3	165.8	202.9	236.2	294.0	358.2	*20.8%*
% Sales	*3.3%*	*3.7%*	*3.4%*	*4.3%*	*4.9%*	*5.5%*	*5.8%*	*6.5%*	*7.2%*	
EPS (diluted)[1]	**$ 0.94**	**$ 1.29**	**$ 1.47**	**$ 1.84**	**$ 2.18**	**$ 2.65**	**$ 3.08**	**$ 3.81**	**$ 4.63**	*20.3%*
% Growth		*37.3%*	*14.1%*	*24.8%*	*18.4%*	*21.9%*	*15.9%*	*24.0%*	*21.4%*	
Reported EPS (diluted)			**$ 1.37**	**$ 2.05**						
Wall Street Median EPS Estimates[2]				$ 2.06	$ 2.07	$ 2.50				
% Variance vs. Wall Street Estimates				*(0.6)%*	*5.1%*	*6.1%*				
Capex Net Proceeds from Asset Sales	222.8	323.8	386.8	163.3	322.9	490.5	417.7	443.5	479.9	
% Sales	*9.3%*	*11.5%*	*12.1%*	*5.1%*	*9.6%*	*13.3%*	*10.2%*	*9.8%*	*9.7%*	
Change in Working Capital	1.0	(13.9)	(46.9)	4.0	0.9	0.4	(3.2)	(3.6)	(3.9)	
Deferred Taxes	30.6	21.6	3.7	(3.3)	(10.0)	0.0	0.0	0.0	0.0	
Levered Cash Flow	**$ 36.7**	**$(1.0)**	**$(27.7)**	**$ 192.0**	**$ 69.7**	**$(17.0)**	**$ 124.9**	**$ 173.4**	**$ 222.7**	

Source: Silver projections as per Silver Management Financial Plan

[1] *Excludes impact of impairments, 401k benefits, stock option acceleration, litigation settlements and gains/losses on property and derivatives.*

[2] *Source: IBES.*

Review of Silver Management Financial Plan 15

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Goldman Sachs

Review of Silver Management Financial Plan

Summary Credit Statistics

(US$ in millions)

Capital Structure	2003A	2004A	2005A	2006E	2007E	2008E	2009E	2010E	2011E
Cash	$ 19.1	$ 28.2	$ 13.1	$ 22.7	$ 26.6	$ 31.0	$ 65.5	$ 111.3	$ 321.6
Total Debt	$ 383.4	$ 605.8	$ 609.0	$ 365.0	$ 255.0	$ 265.0	$ 165.0	$ 30.0	$ 0.0
Net Debt	364.4	577.6	595.9	342.3	228.4	234.0	99.5	(81.3)	(321.6)
Stockholders Equity	844.6	738.3	870.0	1,041.1	1,212.9	1,421.8	1,664.0	1,964.0	2,328.2
Credit Statistics									
Total Debt/EBITDA	1.3 x	1.7 x	1.5 x	0.7 x	0.5 x	0.4 x	0.2 x	0.0 x	0.0 x
EBITDA/Interest Expense	18.9 x	20.2 x	14.4 x	19.8 x	45.3 x	52.9 x	69.1 x	NM	NM
(EBITDA-Capex)/Interest	4.5 x	2.3 x	0.7 x	13.3 x	17.1 x	10.5 x	27.7 x	NM	NM
Total Debt/Capitalization	31%	45%	41%	26%	17%	16%	9%	2%	0%
FFO/Total Debt[1]	60%	47%	51%	99%	158%	179%	327%	NM	NM
FCF/Total Debt[2]	10%	(0)%	(5)%	53%	27%	-6%	76%	NM	NM
Adj. Total Debt[3]				$674.2	$549.6	$400.8	$280.5	$131.9	$29.0
Adj. Total Debt/EBITDAR[3]				1.2 x	1.0 x	0.6 x	0.4 x	0.2 x	0.0 x
Adj. Total Debt/Capitalization[3]				39%	31%	22%	14%	6%	1%

Source: Silver projections as per Silver Management Financial Plan
[1] *FFO defined as Net Income plus depreciation and amortization.*
[2] *FCF defined as FFO less capex, changes in working capital and deferred taxes.*
[3] *Credit statistics adjusted for operating leases using a 6.0x multiple of annual rent expense.*

Review of Silver Management Financial Plan 16

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Review of Silver Management Financial Plan 1996-2011E (US$ in millions)
Historical and Projected Net Revenues
$ 4,964 $4,506 $4,076 $3,693 $3,197 $3,216 $3,370 $2,826 $2,398 $2,112 $2,101 $1,061 $1,259 $714 $873 $ 562 1996 1997 1998 1999 2000 2001 [1] 2002 2003 2004 2005 2006E 2007E 2008E 2009E 2010E 2011E
Growth Rate (y-y) 23% 27% 22% 22% 19% 68% (1)% 14% 18% 13% 1% 5% 10% 10% 11% 10%
Historical and Projected Operating Ratio
96.3%
94.3% 94.0%
93.5% 93.5%
92.0% 91.4% 91.7%
90.3% 90.8% 90.3%
89.5% 89.0% 89.3%
88.6% 88.3%
1996 1997 1998 1999 2000 2001 [1] 2002 2003 2004 2005 2006E 2007E 2008E 2009E 2010E 2011E
Operating Ratio (y-y) 0.5% (0.8)% (0.9)% 0.4% 3% 4.3% (2.0)% (0.3)% (0.5)% 0.0% (2.1)% 0.3% (0.9)% (0.5)% (1.0)% (1.0)%
Source: Factset, Silver Management Financial Plan
[1] In 2001 Silver completed the acquisition of MS Carriers; prior periods not pro forma for acquisition.
Review of Silver Management Financial Plan 17

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Silver Management Financial Plan Analysis Silver Wall Street Research P/E Multiple Over Time (US$ per share)
Recession Recession 35x $ 2.50 1991-1992 2001-2002 Consensus) 30x Median P/E = 16.5x Median P/E = 13.5x $ 2.00 Next Fiscal 25x Street $ 1.50 20x Year Wall Street 15x $ 1.00 Year P/E (Wall Fiscal EPS 10x Estimate Next $ 0.50 Silver 5x 0x $ 0.00 Sep-1990 Sep-1993 Sep-1996 Sep-1999 Sep-2002 Sep-2005 Silver P/E (Wall Street) Silver EPS Estimate (Wall Street)
Source: Factset, IBES. Market data as of November 24, 2006
Review of Silver Management Financial Plan 18

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Silver Management Financial Plan Analysis
Illustrative Future Share Price Analysis (US$ in millions, except per share amounts)
Illustrative Future Silver Share Price 2007E 2008E 2009E 2010E 2011E 2007E 2008E 2009E 2010E 2011E Silver Management Financial Plan EPS Silver Management Financial Plan EBITDA [1] [2] $ 2.18 $ 2.65 $ 3.08 $ 3.81 $ 4.63 $517.7 $611.7 $696.8 $800.0 $921.9
10.0 x $ $21.76 $ $26.53 $ $30.75 $ $38.14 $ $46.29 4.0 x $24.18 $28.93 $35.00 $42.57 $51.81
11.0 x 23.94 29.18 33.83 41.95 50.91 4.4 x 26.90 32.13 38.63 46.72 56.57
Trailing Forward 11.6 x 25.25 30.77 35.67 44.24 53.69 4.5 x 27.58 32.93 39.54 47.75 57.76
EBITDA P/E 12.0 x 26.12 31.83 36.90 45.77 55.54 5.0 x 30.98 36.93 44.07 52.94 63.72
Multiple Multiple 13.0 x 28.29 34.49 39.98 49.58 60.17 5.5 x 34.37 40.92 48.61 58.13 69.68
14.0 x 30.47 37.14 43.05 53.39 64.80 6.0 x 37.77 44.92 53.15 63.32 75.63
15.0 x 32.64 39.79 46.13 57.21 69.43
Present Value of Illustrative Future Silver Share Price [3] 2007E 2008E 2009E 2010E 2011E 2007E 2008E 2009E 2010E 2011E Silver Management Financial Plan EPS Silver Management Financial Plan EBITDA [2] $ 2.18 $ 2.65 $ 3.08 $ 3.81 $ 4.63 $517.7 $611.7 $696.8 $800.0 $921.9 10.0 x $ $21.76 $ $23.69 $ $24.52 $ $27.15 $ $29.42 4.0 x $21.59 $23.06 $24.91 $27.05 $29.40
11.0 x 23.94 26.05 26.97 29.86 32.36 4.4 x 24.02 25.61 27.50 29.69 32.10
Trailing Forward 11.6 x 25.25 27.48 28.44 31.49 34.12 4.5 x 24.62 26.25 28.14 30.35 32.78
EBITDA P/E 12.0 x 26.12 28.42 29.42 32.58 35.30 5.0 x 27.66 29.44 31.37 33.65 36.16
Multiple Multiple 13.0 x 28.29 30.79 31.87 35.29 38.24 5.5 x 30.69 32.62 34.60 36.94 39.54
14.0 x 30.47 33.16 34.32 38.01 41.18 6.0 x 33.73 35.81 37.83 40.24 42.92
15.0 x 32.64 35.53 36.77 40.72 44.12
Source: Projections as per Silver Management Financial Plan Note: Highlighted values illustrate values implied by Silver undisturbed multiple, immediately prior to offer (November 3, 2006)
[1] Future share price calculated as the implied enterprise value less the net debt projected for that year by Silver Management Financial Plan, divided by the projected shares outstanding in that year.
[2] EBITDA excludes impact of impairments, 401k benefits, stock option acceleration, litigation settlements and gains/losses on property and derivatives. [3] Assumes a 12% equity discount rate. [4] Implied present value of future share price for 2008E-2011E based off of EPS for each year discounted back to December 31, 2006.
Review of Silver Management Financial Plan 19

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Goldman Sachs

Wall Street Consensus Analysis

Illustrative Future Share Price Analysis

(US$ per share)

Illustrative Future Silver Share Price

		2007E	2008E
		Wall Street Consensus EPS	
		$2.07	$2.50
Forward P/E Multiple	10.0 x	$ 20.70	$ 25.00
	11.0 x	22.77	27.50
	11.6 x	24.01	29.00
	12.0 x	24.84	30.00
	13.0 x	26.91	32.50
	14.0 x	28.98	35.00
	15.0 x	31.05	37.50

Present Value of Illustrative Future Silver Share Price[1]

		2007E	2008E
		Wall Street Consensus EPS[2]	
		$2.18	$2.65
Forward P/E Multiple	10.0 x	$ 20.70	$ 22.32
	11.0 x	22.77	24.55
	11.6 x	24.01	25.89
	12.0 x	24.84	26.79
	13.0 x	26.91	29.02
	14.0 x	28.98	31.25
	15.0 x	31.05	33.48

	Revenue Growth			
	05-06E	06E-07E	07E-08E	06E-08E
Silver Management Financial Plan	0.6%	4.8%	9.6%	7.2%
Silver Wall Street Consensus	1.2%	3.7%	2.9%	3.3%
Truckload				
Covenant	6.3%	4.2%	1.7%	3.0%
Heartland	9.4%	8.2%	11.5%	3.0%
J.B. Hunt	8.3%	6.3%	5.7%	6.0%
Knight	19.1%	13.6%	13.3%	13.4%
Werner	6.9%	5.3%	5.8%	5.5%
U.S. Xpress	28.2%	8.0%	5.3%	6.6%
Median	8.9%	7.2%	5.8%	5.8%

	EPS Growth			
	05-06E	06E-07E	07E-08E	06E-08E
Silver Management Financial Plan	24.8%	18.4%	21.9%	20.1%
Silver Wall Street Consensus	39.8%	0.7%	20.8%	10.3%
Truckload				
Covenant	(70.0)%	254.2%	43.5%	125.5%
Heartland	25.0%	1.1%	10.9%	5.9%
J.B. Hunt	6.5%	8.8%	18.8%	13.7%
Knight	19.7%	17.6%	19.0%	18.3%
Werner	4.9%	6.3%	10.3%	8.3%
U.S. Xpress	102.9%	21.0%	24.0%	22.5%
Median	13.1%	13.2%	18.9%	16.0%

Source: Silver projections as per Silver Management Financial Plan; Wall Street consensus as per IBES
Note: Highlighted values illustrate values implied by Silver undisturbed multiple, immediately prior to offer (November 3, 2006)
[1] *Assumes a 12% equity discount rate.*
[2] *Implied 2008E present value of future share price based off of future share price for 2008E discounted back to December 31, 2006.*

Review of Silver Management Financial Plan 20

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Goldman Sachs

Review of Silver Management GDP Slowdown Plan

2007E-2011E Plan Assumptions

(US $ in millions)

- Assumes flat GDP growth in 2007E and 2008E, and GDP growth of 3.0% in 2009E – 2011E
- 1.0% fleet reduction in 2007E, flat in 2008E, followed by 3.0%, 4.5% and 5.0% growth in 2009E – 2011E, respectively
  - Assumes 100% of new equipment purchased rather than leased
  - No change in asset disposition strategy
- Loaded utilization flat in 2006E – 2008E, followed by 2.5%, 1.25% and 1.0% improvements in 2009E – 2011E, respectively
- 1.7% increase in revenue per loaded mile in 2007E (realization of 2006 Q4 increases, no increase for 2007E), 0.6% RPLM increase in 2008E, followed by 4.0%, 3.4% and 3.3% increases in 2009E – 2011E, respectively
- No driver wage increase in 2007E and 2008E, followed by $0.015/RPLM company driver increases in 2009E – 2011E annually
- No owner/operator wage increase in 2007E and 2008E, followed by $0.02 increases in owner/operator wages in 2009E – 2011E annually
- Reduced administrative salaries and benefits in 2007E – 2008E as a result of slowdown

Fiscal Year Ended Dec. 31	2003A	2004A	2005A	2006E	2007E	2008E	2009E	2010E	2011E	06E-11E CAGR
Operating Revenues	$ 2,397.7	$ 2,826.2	$ 3,197.5	$ 3,216.3	$ 3,338.0	$ 3,471.0	$ 3,894.0	$ 4,309.5	$ 4,756.5	*8.1%*
% Growth		*17.9%*	*13.1%*	*0.6%*	*3.8%*	*4.0%*	*12.2%*	*10.7%*	*10.4%*	
EBITDA[1]	$ 291.6	$ 364.4	$ 406.6	$ 499.2	$ 497.7	$ 529.0	$ 646.0	$ 756.9	$ 882.6	*12.1%*
% Margin	*12.2%*	*12.9%*	*12.7%*	*15.5%*	*14.9%*	*15.2%*	*16.6%*	*17.6%*	*18.6%*	
Operating Ratio	94.1%	93.6%	93.5%	91.4%	92.2%	92.5%	91.0%	89.4%	88.0%	
EPS (diluted)[1]	$ 0.94	$ 1.29	$ 1.47	$ 1.84	$ 2.02	$ 2.01	$ 2.74	$ 3.62	$ 4.55	*19.9%*
% Growth		*37.3%*	*14.1%*	*24.8%*	*9.7%*	*(0.2)%*	*36.4%*	*31.9%*	*25.7%*	
Levered Cash Flow	$(43.0)	$(1.0)	$(27.7)	$ 192.0	$ 57.9	$(34.7)	$ 112.9	$ 151.7	$ 192.8	*0.1%*

Source: Silver Management GDP Slowdown Financial Plan

Review of Silver Management Financial Plan 21

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Silver Management GDP Slowdown Plan Analysis Illustrative Future Share Price Analysis (US$ in millions, except per share amounts)
Illustrative Future Silver Share Price 2007E 2008E 2009E 2010E 2011E 2007E 2008E 2009E 2010E 2011E Silver Management GDP Slowdown Case EPS Silver Management GDP Slowdown Case EBITDA [1] [2] $ 2.02 $ 2.01 $ 2.74 $ 3.62 $ 4.55 $497.7 $529.0 $646.0 $756.9 $882.6
10.0 x $ $20.16 $ $20.12 $ $27.44 $ $36.19 $ $45.49 4.0 x $22.98 $24.22 $31.81 $39.51 $48.57
11.0 x 22.17 22.13 30.18 39.80 50.04 4.4 x 25.59 26.99 35.18 43.44 53.13
Trailing Forward 11.6 x 23.38 23.33 31.83 41.98 52.77 4.5 x 26.24 27.68 36.02 44.42 54.27
EBITDA P/E 12.0 x 24.19 24.14 32.93 43.42 54.58 5.0 x 29.51 31.14 40.23 49.33 59.97
Multiple Multiple 13.0 x 26.20 26.15 35.67 47.04 59.13 5.5 x 32.78 34.59 44.43 54.24 65.68
14.0 x 28.22 28.16 38.41 50.66 63.68 6.0 x 36.04 38.05 48.64 59.15 71.38
15.0 x 30.24 30.17 41.16 54.28 68.23
Present Value of Illustrative Future Silver Share Price [3] 2007E 2008E 2009E 2010E 2011E 2007E 2008E 2009E 2010E 2011E Silver Management GDP Slowdown Case EPS Silver Management GDP Slowdown Case EBITDA [2] $ 2.02 $ 2.01 $ 2.74 $ 3.62 $ 4.55 $497.7 $529.0 $646.0 $756.9 $882.6 10.0 x $ $20.16 $ $17.96 $ $21.87 $ $25.76 $ $28.91 4.0 x $20.52 $19.31 $22.64 $25.11 $27.56
11.0 x 22.17 19.76 24.06 28.33 31.80 4.4 x 22.85 21.51 25.04 27.60 30.15
Trailing Forward 11.6 x 23.38 20.83 25.37 29.88 33.53 4.5 x 23.43 22.06 25.64 28.23 30.79
EBITDA P/E 12.0 x 24.19 21.55 26.25 30.91 34.69 5.0 x 26.35 24.82 28.63 31.35 34.03
Multiple Multiple 13.0 x 26.20 23.35 28.44 33.48 37.58 5.5 x 29.27 27.58 31.63 34.47 37.27
14.0 x 28.22 25.14 30.62 36.06 40.47 6.0 x 32.18 30.33 34.62 37.59 40.50
15.0 x 30.24 26.94 32.81 38.63 43.36
Source: Projections as per Silver Management GDP Slowdown Financial Plan
Note: Highlighted values illustrate values implied by Silver undisturbed multiple, immediately prior to offer (November 3, 2006)
[1] Future share price calculated as the implied enterprise value less the net debt projected for that year by Silver Management Financial Plan, divided by the projected shares outstanding in that year.
2EBITDA excludes impact of impairments, 401k benefits, stock option acceleration, litigation settlements and gains/losses on property and derivatives. [3]Assumes a 12% equity discount rate. [4]Implied present value of future share price for 2008E-2011E based off of EPS for each year discounted back to December 31, 2006. Review of Silver Management Financial Plan 22

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Silver Management Financial Plan Analysis Illustrative Present Value of Future Share Price Sensitivity Analysis[1] (US$ per share)
Present Value of Illustrative Future Silver Share Price [1] Assumes Annual Revenue Growth Decreases by 100 bps in Each Year Relative to Silver Assumes Annual Operating Ratio Increases by 100 bps in Each Year Relative to Silver Management Financial Plan Management Financial Plan 200 200 200 2010E 201 200 2008E 200 201 2011E 7E 8E 9E 1E 7E 9E 0E Sensitivity to Silver Management Financial Plan EPS [2] Sensitivity to Silver Management Financial Plan EPS [2] $ 2.15 $ 2.60 $ 2.99 $3.68 $ 4.42 $ 1.91 $ 2.36 $ 2.75 $ 3.46 $ 4.24
10.0 x $ $21.55 $ $23.23 $ $23.83 $ 26.16 $ $28.10 10.0 x $ $19.06 $ $21.05 $ $21.93 $ $24.60 $ $26.92
11.0 x 23.70 25.56 26.21 28.78 30.91 11.0 x 20.96 23.15 24.12 27.06 29.61
11.6 x 25.00 26.95 27.64 30.35 32.60 11.6 x 22.11 24.42 25.43 28.54 31.23
Forward Forward P/E P/E Multiple 12.0 x 25.86 27.88 28.60 31.39 33.72 Multiple 12.0 x 22.87 25.26 26.31 29.52 32.30
13.0 x 28.01 30.20 30.98 34.01 36.53 13.0 x 24.77 27.36 28.50 31.98 35.00
14.0 x 30.17 32.53 33.36 36.63 39.34 14.0 x 26.68 29.47 30.70 34.44 37.69
15.0 x 32.32 34.85 35.74 39.24 42.15 15.0 x 28.59 31.57 32.89 36.90 40.38
Assumes Annual Revenue Growth Decreases by 100 bps and Operating Ratio Increases by 100 bps in Each Year Relative to Silver Management Financial Plan 200 200 200 2010E 201 7E 8E 9E 1E Sensitivity to Silver Management Financial Plan EPS [2] $ 1.89 $ 2.31 $ 2.67 $3.33 $ 4.05 10.0 x $ $18.87 $ $20.64 $ $21.31 $ 23.71 $ $25.72
11.0 x 20.75 22.71 23.44 26.08 28.29
11.6 x 21.89 23.95 24.72 27.50 29.83
Forward P/E Multiple 12.0 x 22.64 24.77 25.57 28.45 30.86
13.0 x 24.53 26.84 27.70 30.82 33.43
14.0 x 26.42 28.90 29.84 33.19 36.00
15.0 x 28.30 30.97 31.97 35.56 38.58
Source: Underlying Silver projections as per Silver Management Financial Plan
Note: Increases/Decreases in each year are not cumulative; Highlighted values illustrate values implied by Silver undisturbed multiple, immediately prior to offer (November 3, 2006)
[1]Assumes a 12% equity discount rate. [2]Implied present value of future share price for 2008E-2011E based off of future share price for each year discounted back to December 31, 2006. Review of Silver Management Financial Plan 23

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Silver Management Financial Plan Analysis Illustrative Discounted Cash Flows (US$ in millions)
2006E 2007E 2008E 2009E 2010E 2011E
Revenue $ $3,216 $ $3,370 $ $3,693 $ $4,076 $ $4,506 $4,964
EBITDA $ 499 $ 518 $ 612 $ 697 $ 800 $ 922
EBIT 276 280 341 394 481 581
Unlevered Net Income 169 171 209 241 294 356
+Depreciation & Amortization 223 238 271 303 319 340
- Capex 163 323 490 418 443 480
- Increase / (Decrease) in NWC 24 1 0 (3) (4) (4)
+ Increase in Deferred Taxes (3) (10) 0 0 0 0
Unlevered Free Cash Flow $ 202 $ 75 $ (11) $ 130 $ 174 $ 220 Source: Projections as per Silver Management Financial Plan Review of Silver Management Financial Plan 24

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Silver Management Financial Plan Analysis Illustrative Discounted Cash Flow Analysis (US$ per share)
Key Assumptions Equity Value Per Share [1]
Projections are per Silver Management Financial Plan Perpetuity Growth Rate
Unlevered free cash flows discounted back to 2.5% 3.0% 3.5% 4.0% 4.5 % December 31, 2006 11.0% $ 23.04 $ 24.47 $ 26.09 $ 27.94 $ 30.08
Rate 10.5% 24.90 26.54 28.42 30.59 33.12
Unlevered free cash flow defined as: Discount 10.0% 27.00 28.92 31.12 33.69 36.73
9.5% 29.42 31.66 34.27 37.36 41.06
+ Unlevered Net Income 9.0% 32.21 34.86 38.00 41.77 46.37
+ Depreciation and Amortization — Capital Expenditures Implied Terminal Multiples of 2011E EBITDA — Increases in Working Capital Perpetuity Growth Rate
+ Increase in deferred taxes 2.5% 3.0% 3.5% 4.0% 4.5% = Unlevered Free Cash Flow 11.0% 3.0 x 3.2 x 3.5 x 3.7 x 4.0 x Rate 10.5% 3.2 x 3.4 x 3.7 x 4.0 x 4.4 x
Terminal value is based on a perpetuity growth rate of Discount 10.0% 3.4 x 3.7 x 4.0 x 4.3 x 4.8 x free cash flow in 2011E 9.5% 3.7 x 4.0 x 4.3 x 4.7 x 5.2 x
Marginal tax rate of 38.8% 9.0% 3.9 x 4.3 x 4.7 x 5.2 x 5.8 x Source: Projections as per Silver Management Financial Plan [1]Assumes net debt of $342.9 and 74.9 million basic shares outstanding at December 31, 2006 as per Silver Management Financial Plan. Review of Silver Management Financial Plan 25

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Silver Management Financial Plan Analysis Illustrative Discounted Cash Flow Sensitivity Analysis (US$ per share)
Implied Equity Value Per Share [1] [2] Change in Each Year’s Sales Growth vs. Silver Management Financial Plan (3.0)% (2.0)% (1.0)% 0.0% 1.0% 2.0% 3.0%
Plan 3.0% $11.48 $12.22 $12.99 $ 13.79 $ 14.61 $ 15.46 $ 16.35
2.0% 16.08 17.01 17.98 18.99 20.00 21.03 22.10
Financial (1.0)% 20.61 21.69 22.81 23.96 25.16 26.41 27.69
0.0% 24.98 26.24 27.56 28.92 30.32 31.78 33.29
Ratio vs. Silver
Management
in Each Year’s
Operating Change (1.0)% 29.35 30.80 32.31 33.87 35.48 37.16 38.89
(2.0)% 33.72 35.36 37.06 38.82 40.64 42.53 44.49
(3.0)% 38.09 39.91 41.81 43.77 45.80 47.91 50.08
Source: Projections as per Silver Management Financial Plan [1]Assumes net debt of $342.9 and 74.9 million basic shares outstanding at December 31, 2006 as per Silver Management Financial Plan. [2]Assumes a discount rate of 10.0% and a perpetuity growth rate of 3.0%.
Review of Silver Management Financial Plan 26

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Silver Management GDP Slowdown Plan Analysis Illustrative Discounted Cash Flows (US$ in millions)
2006E 2007E 2008E 2009E 2010E 2011E
Revenue $ $3,216 $ $3,338 $ $3,471 $ $3,894 $ $4,310 $4,756
EBITDA $ 499 $ 498 $ 529 $ 646 $ 757 $ 883
EBIT 276 260 261 352 456 571
Unlevered Net Income 169 159 159 215 279 350
+Depreciation & Amortization 223 238 268 294 301 311
- Capex 163 323 455 395 432 474
- Increase / (Decrease) in NWC 24 1 2 (4) (3) (4)
+ Increase in Deferred Taxes (3) (9) 0 0 0 0
Unlevered Free Cash Flow $ 202 $ 63 $ (29) $ 118 $ 152 $ 190
Source: Projections as per Silver Management GDP Slowdown Financial Plan
Review of Silver Management Financial Plan 27

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Silver Management GDP Slowdown Plan Analysis Illustrative Discounted Cash Flow Analysis (US$ per share)
Key Assumptions Equity Value Per Share [1]
Projections are per Silver Management GDP Slowdown Financial Plan Perpetuity Growth Rate 2.5% 3.0% 3.5% 4.0% 4.5%
Unlevered free cash flows discounted back to 11.0% $ 19.29 $ 20.53 $ 21.93 $ 23.53 $ 25.38
December 31, 2006 Rate 10.5% 20.90 22.32 23.95 25.82 28.01
Discount 10.0% 22.72 24.37 26.28 28.50 31.13
Unlevered free cash flow defined as:
9.5% 24.80 26.74 29.00 31.67 34.87
+ Unlevered Net Income 9.0% 27.21 29.51 32.22 35.48 39.46
+ Depreciation and Amortization Implied Terminal Multiples of 2011E EBITDA
- Capital Expenditures Perpetuity Growth Rate
- Increases in Working Capital 2.5% 3.0% 3.5% 4.0% 4.5%
+ Increase in deferred taxes 11.0% 2.7 x 2.9 x 3.1 x 3.4 x 3.7 x
= Unlevered Free Cash Flow Rate 10.5% 2.9 x 3.1 x 3.4 x 3.6 x 4.0 x Discount 10.0% 3.1 x 3.3 x 3.6 x 3.9 x 4.3 x
Terminal value is based on a perpetuity growth rate of 9.5% 3.3 x 3.6 x 3.9 x 4.3 x 4.7 x free cash flow in 2011E 9.0% 3.6 x 3.9 x 4.2 x 4.7 x 5.2 x
Marginal tax rate of 38.8% Source: Projections as per Silver Management GDP Slowdown Financial Plan [1]Assumes net debt of $342.9 and 74.9 million basic shares outstanding at December 31, 2006 as per Silver Management Financial Plan. Review of Silver Management Financial Plan 28

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III. Analysis of Potential Third Party Strategic & Financial
Buyer Interest
Analysis of Potential Third Party Strategic & Financial Buyer Interest 29

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Summary of Precedent Selected Trucking Transactions (US$ in millions)
Median LTL TL Both LTL 6.2x TL 4.8x ALL 6.1x 7.4 x 7.3 x 6.0 x 6.4 x 6.1 x 5.9 x 5.7 x Enterprise Value / LTM EBITDA 3.9 x Announced 26-May-2006 27-Oct-2005 15-May-2005 27-Feb-2005 08-Jul-2003 21-Aug-2001 12-Dec-2000 12-Nov-2000 Date Target Watkins Motor Lines Transport Corporation Overnite USF Roadway Arnold Industrie s M.S.Carriers American Freightways Buyer FedEx Goldner Hawn United Parcel Service Yellow Yellow Roadway Swift FedEx Value $ 780 $ 113 $1,276 $1,468 $1,113 $503 $678 $1,212 Premium[1] – 25.0% 46.2% 22.3% 59.9% – 52.5% 71.8%
Source: Company filings [1]Premium based on stock price 1 day prior to announcement. Analysis of Potential Third Party Strategic & Financial Buyer Interest 30

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Silver Analysis at Various Prices (US$ in millions except per share amounts)
Purchase Price Per Silver Share ($) $ 29.00 $ 30.00 $ 31.00 $ 32.00 $ 33.00 $ 34.00 Premium to Market Price (Nov-24-06) $27.61 5.0% 8.7% 12.3% 15.9% 19.5% 23.1% Premium to Undisturbed Price (Nov-3-06) 24.05 20.6% 24.7% 28.9% 33.1% 37.2% 41.4% Premium to 52 Week / All Time High 33.62 (13.7)% (10.8)% (7.8)% (4.8)% (1.8)% 1.1% Premium to 52 Week Low 19.11 51.8% 57.0% 62.2% 67.5% 72.7% 77.9% Premium to 1 Week Weighted Average 24.68 17.5% 21.6% 25.6% 29.7% 33.7% 37.8% Premium to 1 Month Weighted Average 25.73 12.7% 16.6% 20.5% 24.4% 28.3% 32.1% Premium to 3 Month Weighted Average 24.72 17.3% 21.4% 25.4% 29.4% 33.5% 37.5% Premium to 6 Month Weighted Average 26.96 7.6% 11.3% 15.0% 18.7% 22.4% 26.1% Equity Consideration — Diluted [1] $ $2,207.4 $ $2,286.1 $ $2,364.7 $ $2,443.4 $ $2,522.1 $ $2,600.8 Enterprise Value [2] 2,549.7 2,628.3 2,707.0 2,785.7 2,864.4 2,943.0
Enterprise Value / Sales FY 2006E $ $3,216.3 0.8 x 0.8 x 0.8 x 0.9 x 0.9 x 0.9 x
FY 2007E 3,369.5 0.8 0.8 0.8 0.8 0.9 0.9
Enterprise Value / EBITDA FY 2006E $ $ 499.2 5.1 x 5.3 x 5.4 x 5.6 x 5.7 x 5.9 x
FY 2007E 517.7 4.9 5.1 5.2 5.4 5.5 5.7
Enterprise Value / EBIT FY 2006E $ $ 276.0 9.2 x 9.5 x 9.8 x 10.1 x 10.4 x 10.7 x
FY 2007E 280.0 9.1 9.4 9.7 9.9 10.2 10.5
rice / EPS FY 2006E $ 2.05 14.2 x 14.7 x 15.1 x 15.6 x 16.1 x 16.6 x
FY 2007E 2.18 13.3 13.8 14.2 14.7 15.2 15.6
Source: Silver projections as per Silver Management Financial Plan
Note: Silver weighted average prices are undisturbed as of November 3, 2006
(1) Assumes 74.9 million basic shares outstanding as of 31 December 2006. Assumes exercise of 3.8 million options outstanding with a weighted average strike price of $19.45. (2) Assumes net debt of $342.3 million as of 31 December 2006 as per Silver Management.
Analysis of Potential Third Party Strategic & Financial Buyer Interest 31

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Analysis of Third Party Interest Strategic & Financial (US$ in millions)
Strategic Financial Name Market Cap Name Fund Size
Delivery/Logistics Blackstone $20,000
UPS $80,612 Cerberus Partners LP 17,000
FedEx 35,672 Apollo Management LP 10,000
DPWN 33,597 Warburg Pincus LLC 8,000
Carlyle Group 7,850
Truckload Clayton Dubilier & Rice Inc. 4,000
JB Hunt 3,249 Court Square Capital 2,500
Knight 1,600 Kelso & Company 2,100
Heartland 1,585 Nautic Partners LLC 1,100
Werner Enterprises 1,476 Freeman Spogli & Company Inc. 1,000
Fenway Partners Inc. 900
Railroads Greenbriar 700
Burlington Santa Fe 28,627
Canadian National 25,753
Union Pacific 24,727
Norfolk Southern 22,416
CSX 16,713
Source: Company filings, Factset
Analysis of Potential Third Party Strategic & Financial Buyer Interest 32

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Illustrative Acquisition Analysis[1,2,3]
Selected Potential Delivery/Logistics Acquirors (US$ in millions)
UPS Acquires Silver (100% Cash) FedEx Acquires Silver (100% Cash)
2.8% 2.7% 2.5% Accret ion/Di lution Accretion/Dilution 2.3%
2.1% 2.0% 1.6% 1.5% 1.4% 1.3% 1.2% 2007E 1.1% 2007E
Silver Price $ 29 $ 30 $ 31 $ 32 $ 33 $ 34 Silver Price $ 29 $ 30 $ 31 $ 32 $ 33 $ 34
Synerg ies to Synergies to ($ 110) ($ 104) ($ 98) ($ 92) ($ 86) ($ 80) ($ 105) ($ 98) ($ 92) ($ 86) ($ 79) ($ 73)
Breake ven Breakeven Debt/E BITDA 0.7x 0.7x 0.7x 0.7x 0.8x 0.8x Debt/EBITDA 0.9x 0.9x 0.9x 1.0x 1.0x 1.0x
Source: Company filings; IBES; Bloomberg Note: Financial performance for acquiror and for Silver based on IBES estimates
[1] Assumes 20.0% of the excess purchase price is allocated to asset write-ups, which are amortized/depreciated on a straight line basis over 10 years. Remainder is allocated to goodwill.
[2] Assumes all cash transaction financed with 5.4% and 5.75% cost of incremental debt for UPS and FedEx, respectively; assumes financing fees of 2.5%.
[3]Assumes 50% of UPS’ and 40% of FedEx’s cash used to fund the acquisition; 0% of the target’s cash is used to fund the acquisition. Analysis of Potential Third Party Strategic & Financial Buyer Interest 33

Highly Confidential
Illustrative Acquisition Analysis[1,2] Selected Potential Truckload Acquirors (US$ in millions)
Knight Acquires Silver (50% cash/50% stock) J.B Hunt Acquires Silver (60% cash/40% stock) Accretion/Dil ution Accretion/Dilution 6.8% 2.9% (0.8)% (0.1)% (2.0)% (4.5)% (3.9)% (5.8)% (8.0)% (7.7)% 2007E (11.5)% 2007E (9.5)% Silver Price $29 $30 $31 $32 $33 $34 Silver Price $29 $30 $31 $32 $33 $34 Synergies to Synergies to ($ 15) ($ 7) $ 2 $ 11 $ 19 $ 28 $ 0 $ 9 $ 19 $ 28 $ 37 $ 46 Breakeven Breakeven Debt/EBITDA 2.3x 2.4x 2.4x 2.5x 2.5x 2.6x Debt/EBITDA 2.0x 2.1x 2.1x 2.2x 2.2x 2.3x Heartland Acquires Silver (50% cash/50% stock) Werner Acquires Silver (60% cash/40% stock) Accretion/Dil ution Accretion/Dilution 4.9% 1.1% (2.6)% (4.2)% (6.1)% (7.8)% 2007E (9.6)% 2007E (11.3)% (12.9)% (14.7)% (18.0)% (21.3)% Silver Price $29 $30 $31 $32 $33 $34 Silver Price $29 $30 $31 $32 $33 $34 Synergies to Synergies to ($ 11) ($ 3) $ 6 $ 15 $ 24 $ 33 $ 11 $ 21 $ 30 $ 40 $ 49 $ 59 Breakeven Breakeven Debt/EBITDA 2.4x 2.4x 2.5x 2.5x 2.6x 2.7x Debt/EBITDA 2.2x 2.2x 2.3x 2.3x 2.4x 2.4x
Source: Company filings; IBES; Bloomberg
[1] Assumes 20.0% of the excess purchase price is allocated to asset write-ups, which are amortized/depreciated on a straight line basis over 10 years. Remainder is allocated to goodwill.
[2] Assumes a cost of incremental debt of 8.5% for J.B. Hunt and 9.25% for all other companies; 0% of the acquiror’s cash used to fund the acquisition; assumes financing fees of 2.5%.
Analysis of Potential Third Party Strategic & Financial Buyer Interest 34

Highly Confidential

Goldman Sachs

Illustrative Analysis of a Third Party LBO

Assumes $29 Per Share – Silver Management Financial Plan with Cash Generating Initiatives

(US$ in millions)

Sources of Funds

Sources	Amount	Cost of Debt	% of Total	2006E[1] EBITDA
Existing Cash	$ 23		0.8%	
Proceeds from Sale of Property	68		2.5%	
First Lien	1,248	8.1%	46.0%	2.50 x
Sr. / Sub. Debt	624	10.8%	23.0%	3.75 x
Total Debt	1,872		69.0%	3.75 x
Sponsor Equity	750		27.6%	5.25 x
Total Sources	**$ 2,712**		**100.0%**	

Uses of Funds

Uses	Amount
Price Per Share	$ 29.00
Equity Purchased	$ 2,207
Existing Debt Retired	365
Purchase Price	$ 2,572
Multiple of 2006E EBITDA	*5.2 x*
Multiple of 2007E EBITDA	*5.1 x*
Change In Control Payments	20
Fees & Expenses	97
Minimum Cash	23
Total Uses	**$ 2,712**

Summary Cash Flow & Credit Statistics

	Fiscal Year Ending December			
	2007E	2008E	2009E	2010E
FCF Available for Debt	$169	$198	$245	$232
Total Senior Debt	1,079	881	636	404
Total Debt	1,703	1,505	1,260	1,028
Credit Statistics				
EBITDA / Tot. Int. Exp.	3.0 x	3.7 x	4.6 x	5.8 x
EBITDA-Capex / Tot. Int. Exp.	2.3 x	2.9 x	3.7 x	4.4 x
Total Senior Debt / EBITDA	2.2 x	1.6 x	1.0 x	0.6 x
Total Debt / EBITDA	3.4 x	2.7 x	2.0 x	1.5 x
Adj. Total Debt / EBITDAR	3.7 x	3.0 x	2.5 x	2.3 x
Total Debt / Total Cap	67.9%	62.3%	54.1%	44.3%
Adj. Total Debt / Total Cap	71.9%	67.4%	62.8%	58.7%
FCF/TD	9.9%	13.1%	19.5%	22.6%

Illustrative IRR Sensitivity Analysis[2]

Sponsor Exit Year	Trailing 12 Months Exit EV/EBITDA Multiples				
	4.25 x	4.50 x	4.75 x	5.00 x	5.25 x
2009E	23.2%	27.6%	31.7%	35.5%	39.2%
2010E	25.1%	27.9%	30.5%	32.9%	35.2%
2011E	24.9%	26.8%	28.6%	30.2%	31.8%

Illustrative IRR Sensitivity Analysis[3]

Initial Leverage	Initial Purchase Price Per Silver Share					
	$29.00	$30.00	$31.00	$32.00	$33.00	$34.00
3.50 x	26.3%	24.2%	22.2%	20.4%	18.8%	17.2%
3.75 x	28.6%	26.0%	23.7%	21.7%	19.8%	18.2%
4.00 x	31.4%	28.3%	25.7%	23.3%	21.2%	19.2%

Source: Financial assumptions are per Silver Management Financial Plan supplemented by cash generating initiatives; Capital Structure as per Goldman Sachs' preliminary leverage assumptions

[1] *Assumes 2006E EBITDA of $499mm.*

[2] *Assumes transaction initial leverage of 3.75x.*

[3] *Assumes sale at 4.75x trailing 12 month EBITDA and exit in 2011E.*

Analysis of Potential Third Party Strategic & Financial Buyer Interest 35

Highly Confidential

Goldman Sachs

Illustrative Analysis of a Third Party LBO

Assumes $29 Per Share – 100bps decrease in Revenue Growth and 100bps Increase in OR each year

(US$ in millions)

Sources of Funds

Sources	Amount	Cost of Debt	% of Total	2006E[1] EBITDA
Existing Cash	$ 23		0.8%	
Proceeds from Sale of Property	68		2.5%	
First Lien	1,248	8.1%	46.0%	2.50 x
Sr. / Sub. Debt	624	10.8%	23.0%	3.75 x
Total Debt	1,872		69.0%	3.75 x
Sponsor Equity	750		27.6%	5.25 x
Total Sources	**$ 2,712**		**100.0%**	

Uses of Funds

Uses	Amount
Price Per Share	$ 29.00
Equity Purchased	$ 2,207
Existing Debt Retired	365
Purchase Price	$ 2,572
Multiple of 2006E EBITDA	*5.2 x*
Multiple of 2007E EBITDA	*5.5 x*
Change In Control Payments	20
Fees & Expenses	97
Minimum Cash	23
Total Uses	**$ 2,712**

Summary Cash Flow & Credit Statistics

	Fiscal Year Ending December			
	2007E	2008E	2009E	2010E
FCF Available for Debt	$147	$170	$211	$189
Total Senior Debt	1,101	932	721	532
Total Debt	1,726	1,556	1,345	1,156
Credit Statistics				
EBITDA / Tot. Int. Exp.	2.7 x	3.4 x	4.0 x	4.9 x
EBITDA-Capex / Tot. Int. Exp.	2.1 x	2.6 x	3.2 x	3.6 x
Total Senior Debt / EBITDA	2.4 x	1.8 x	1.3 x	0.9 x
Total Debt / EBITDA	3.7 x	3.0 x	2.4 x	1.9 x
Adj. Total Debt / EBITDAR	4.0 x	3.3 x	2.9 x	2.6 x
Total Debt / Total Cap	68.8%	64.4%	57.7%	49.9%
Adj. Total Debt / Total Cap	72.7%	69.2%	65.8%	62.8%
FCF/TD	8.5%	10.9%	15.6%	16.4%

Illustrative IRR Sensitivity Analysis[2]

Sponsor Exit Year	Trailing 12 Months Exit EV/EBITDA Multiples				
	4.25 x	4.50 x	4.75 x	5.00 x	5.25 x
2009E	13.5%	18.3%	22.6%	26.7%	30.5%
2010E	17.9%	20.9%	23.6%	26.2%	28.7%
2011E	19.1%	21.1%	23.0%	24.8%	26.5%

Illustrative IRR Sensitivity Analysis[3]

Initial Leverage	Initial Purchase Price Per Silver Share					
	$29.00	$30.00	$31.00	$32.00	$33.00	$34.00
3.50 x	21.2%	19.1%	17.3%	15.6%	14.0%	12.5%
3.75 x	23.0%	20.6%	18.4%	16.4%	14.7%	13.0%
4.00 x	25.3%	22.4%	19.8%	17.6%	15.5%	13.7%

Source: Underlying Financial assumptions are per Silver Management Financial Plan supplemented by cash generating initiatives; Capital Structure as per Goldman Sachs' preliminary leverage assumptions

Note: Change in revenue growth and operating ratio ("OR") are relative of the Silver Management Financial Plan

[1] *Assumes 2006E EBITDA of $499mm.*

[2] *Assumes transaction initial leverage of 3.75x.*

[3] *Assumes sale at 4.75x trailing 12 month EBITDA and exit in 2011E.*

Analysis of Potential Third Party Strategic & Financial Buyer Interest 36

Highly Confidential IV. Leveraged Recapitalization Leveraged Recapitalization 37

Highly Confidential
Leveraged Recapitalization Analysis
Credit Comparison 1
Debt / Capitalization 57.0% Truckload Median = 26.0%
47.1% 35.1% 26.0% 1.1% 0.0% 0.0% U.S. Xpress Covenant JB Hunt Silver Current Werner Heartland Knight On-balance $330 $ 169 $ 380 $ 365 $ 10 $ 0 $ 0 sheet debt Lease Adjusted Debt / LTM EBITDAR
4.8x Truckload Median = 1.3x 4.5x 1.6x 1.3x 0.0x 0.0x 0.0x Covenant U.S. Xpress JB Hunt Silver Current Werner Knight Heartland On and Off balance $489 $ 877 $1,035 $ 708 $ 10 $3 $ 0 sheet debt Credit NA/NA NA/NA BBB+/NA NA/NA NA/NA NA/NA NA/NA Rating Source: Company filings
Leveraged Recapitalization 38

Highly Confidential
Silver Management Financial Plan Analysis Leveraged Recapitalization with Proceeds Used to Fund a Special Dividend (US$ in millions, except per share values)
Special Dividend Per Silver Share $ 6.00 $ 8.00 $ 10.00 $ 12.00
Total Dividend Funded With Debt $449.2 $598.9 $ 748.6 $ 898.3
Adjustments
PF 2007E Net Income 142.3 134.4 126.6 118.7
PF 2007E EPS $ 1.87 $ 1.76 $ 1.66 $ 1.56
PF 2007E Levered FCF 48.8 41.2 33.7 26.1
Total Debt [3] $814.2 $963.9 $ $1,113.6 $ $1,263.3
Levered FCF/Total Debt 6.0% 4.3% 3.0% 2.1% Total Debt/2006E EBITDA 1.6 x 1.9 x 2.2 x 2.5 x Total Debt/Capitalization 57.9% 68.6% 79.2% 89.8% Adj. Total Debt/2006E EBITDAR 2.0 x 2.3 x 2.6 x 2.9 x Implied Share Price at 10.0x P/E $18.67 $17.64 $ 16.61 $ 15.58
Total Value at 10.0x P/E 24.67 25.64 26.61 27.58
Implied Share Price at 11.0x P/E 20.54 19.41 18.28 17.14
Total Value at 11.0x P/E 26.54 27.41 28.28 29.14
Implied Share Price at 12.0x P/E 22.41 21.17 19.94 18.70
Total Value at 12.0x P/E 28.41 29.17 29.94 30.70
$29 Breakeven 2007E P/E Multiple 12.3 x 11.9 x 11.4 x 10.9 x
Source: Silver projections as per Silver Management Financial Plan
Note: Adj. Debt is adjusted for value of operating leases assuming a 6.0x multiple of the current year’s rent expense; Assumes basic shares outstanding of 74.9mm and diluted shares outstanding of 76.2mm
[1]For illustrative purposes assumes an interest rate of 8.25%. [2]Financing fees amortized over 8 years. [3]Total debt figure assumes $365 of current debt is rolled over. [4]Breakeven multiple is breakeven to $29 per share. Leveraged Recapitalization 39

Highly Confidential Appendix A: Supporting Materials Supporting Materials 40

Highly Confidential

Goldman Sachs

Review of Silver Management GDP Slowdown Plan

Summary Financial Projections

(US$ in millions, except per share amounts)

Fiscal Year Ended Dec. 31	2003A	2004A	2005A	2006E	2007E	2008E	2009E	2010E	2011E	06E-11E CAGR
Operating Revenues	$ 2,397.7	$ 2,826.2	$ 3,197.5	$ 3,216.3	$ 3,338.0	$ 3,471.0	$ 3,894.0	$ 4,309.5	$ 4,756.5	8.1%
% Growth		17.9%	13.1%	0.6%	3.8%	4.0%	12.2%	10.7%	10.4%	
EBITDA[1]	$ 291.6	$ 364.4	$ 406.6	$ 499.2	$ 497.7	$ 529.0	$ 646.0	$ 756.9	$ 882.6	12.1%
% Margin	12.2%	12.9%	12.7%	15.5%	14.9%	15.2%	16.6%	17.6%	18.6%	
Rental Expense	82.4	81.4	57.7	51.5	49.1	22.6	19.3	17.0	4.8	
EBITDAR[1]	$ 374.0	$ 445.8	$ 464.3	$ 550.7	$ 546.8	$ 551.7	$ 665.3	$ 773.9	$ 887.4	10.0%
% Margin	15.6%	15.8%	14.5%	17.1%	16.4%	15.9%	17.1%	18.0%	18.7%	
D&A	150.6	183.8	199.8	223.2	237.7	268.4	294.0	300.8	311.2	
% Sales	6.3%	6.5%	6.2%	6.9%	7.1%	7.7%	7.6%	7.0%	6.5%	
EBIT[1]	$ 141.0	$ 180.6	$ 206.8	$ 276.0	$ 260.0	$ 260.6	$ 352.0	$ 456.2	$ 571.4	15.7%
Operating Ratio[1]	94.1%	93.6%	93.5%	91.4%	92.2%	92.5%	91.0%	89.4%	88.0%	
Interest Expense (net)	15.4	18.0	28.2	25.2	11.4	11.6	10.1	2.7	(1.4)	
Net Income[1]	79.4	103.5	108.7	139.3	153.6	153.9	210.7	279.0	352.0	20.4%
% Sales	3.3%	3.7%	3.4%	4.3%	4.6%	4.4%	5.4%	6.5%	7.4%	
EPS (diluted)[1]	$ 0.94	$ 1.29	$ 1.47	$ 1.84	$ 2.02	$ 2.01	$ 2.74	$ 3.62	$ 4.55	19.9%
% Growth		37.3%	14.1%	24.8%	9.7%	(0.2)%	36.4%	31.9%	25.7%	
Reported EPS (diluted)			$ 1.37	$ 2.05						
Wall Street Median EPS Estimates[2]				$ 2.06	$ 2.07	$ 2.50				
% Variance vs. Wall Street Estimates				(0.6)%	(2.6)%	(19.5)%				
Capex Net Proceeds from Asset Sales	222.8	323.8	386.8	163.3	322.9	454.9	395.4	431.6	474.2	
% Sales	9.3%	11.5%	12.1%	5.1%	9.7%	13.1%	10.2%	10.0%	10.0%	
Change in Working Capital	80.7	(13.9)	(46.9)	4.0	1.2	2.0	(3.6)	(3.5)	(3.8)	
Deferred Taxes	30.6	21.6	3.7	(3.3)	(9.3)	0.0	0.0	0.0	0.0	
Levered Cash Flow	$(43.0)	$(1.0)	$(27.7)	$ 192.0	$ 57.9	$(34.7)	$ 112.9	$ 151.7	$ 192.8	

Source: Silver projections as per Silver Management GDP Slowdown Financial Plan
[1] Excludes impact of impairments, 401k benefits, stock option acceleration, litigation settlements and gains/losses on property and derivatives.
[2] Source: IBES

Supporting Materials 41

Highly Confidential
Review of Silver Management GDP Slowdown Plan Summary Credit Statistics (US$ in millions)
Capital Structure 2003A 2004A 2005A 2006E 2007E 2008E 2009E 2010E 2011E Cash $ 19.1 $ 28.2 $ 13.1 $ $ 22.7 $ $ 14.8 $ $ 1.6 $ $ 24.0 $ $ 48.1 $ $228.6 Total Debt $383.4 $605.8 $609.0 $ $ 365.0 $ $ 255.0 $ $ 265.0 $ $ 165.0 $ $ 30.0 $0.0 Net Debt 364.4 577.6 595.9 342.3 240.2 263.4 141.0 (18.1) (228.6) Stockholders Equity 844.6 738.3 870.0 1,041.1 1,200.7 1,360.5 1,577.2 1,862.2 2,220.2 Credit Statistics Total Debt/EBITDA 1.3 x 1.7 x 1.5 x 0.7 x 0.5 x 0.5 x 0.3 x 0.0 x 0.0 x EBITDA/Interest Expense 18.9 x 20.2 x 14.4 x 19.8 x 43.6 x 45.7 x 64.1 x NM NM (EBITDA-Capex)/Interest 4.5 x 2.3 x 0.7 x 13.3 x 15.3 x 6.4 x 24.8 x NM NM Total Debt/Capitalization 31% 45% 41% 26% 18% 16% 9% 2% 0% FFO/Total Debt [1] 60% 47% 51% 99% 153% 159% 306% NM NM FCF/Total Debt [2] (11)% (0)% (5)% 53% 23% -13% 68% NM NM Adj. Total Debt [3] $ 674.2 $ 549.6 $ 400.8 $ 280.5 $ 131.9 $ 29.0 Adj. Total Debt/EBITDAR [3] 1.2 x 1.0 x 0.7 x 0.4 x 0.2 x 0.0 x Adj. Total Debt/Capitalization [3] 39% 31% 23% 15% 7% 1%
Source: Silver projections as per Silver Management GDP Slowdown Financial Plan [1]FFO defined as Net Income plus depreciation and amortization. [2]FCF defined as FFO less capex, changes in working capital and deferred taxes. [3]Credit statistics adjusted for operating leases using a 6.0x multiple of annual rent expense.
Supporting Materials 42

Highly Confidential

Goldman Sachs

Sources and Uses of Funds

(US$ in millions, except per share amount)

Sources of Funds

	Amount ($)
Funded Term Debt:	
1st Lien	$ 1,390
2nd Lien	485
Total Funded Term Debt	1,875
Minimum Cash Required (estimated)[1]	22
Equity:	
JM Equity Rollover (Unencumbered)[2]	179
JM Equity Rollover (Encumbered)[3]	410
Additional Equity Required[4]	236
Total Contributed Equity	$ 825
Total Sources of Funds	**$ 2,722**

Uses of Funds

	Total Outstanding as of 30-Sep-06	Purchase Price/ Exercise Price	Amount ($)
Equity Purchased			
Basic Shares	54.6	$ 29.00	$ 1,582
Stock Options	3.8	19.45	36
			$ 1,619
JM Shares Rollover Encumbered[3]	14.1	$ 29.00	$ 410
JM Shares Rollover Unencumbered[2]	6.2	29.00	179
Total Equity Purchased			$ 2,207
Total Debt Retired (06 mgmt estimate; includes securitized AR)			365
Cash on Balance Sheet			22
Estimated Fees:			
Change of Control Payments[5]			20
Advisory Fees (estimated)[6]			50
Financing Fees (estimated @ 2.5%)			57
Total Fees (estimated)			$ 127
Total Uses of Funds			**$ 2,722**

Note: Balance Sheet figures are expected as of December 31, 2006 as per Silver Management Financial Plan.

[1] *Assumes that a minimum amount of cash is required to operate the business post-acquisition. In this case, the amount assumed to be retained equals current cash balance as of 30-Sep-2006.*

[2] *Represents Silver shares personally held by JM and not used as collateral in connection with the Shareholder loan to be made by MS. As of latest 13D filing JM personally owns 27% of total outstanding shares of 74.9mm. JM shares do not include the 9,018,353 shares held by (i) the Moyes Children's Limited Partnership and (ii) seven irrevocable trusts for the benefit of six children of Jerry and Vickie Moyes and by an irrevocable trust for the benefit of Jerry and Vickie Moyes and six of their children. The shares shown for JM also do not include 360,000 shares held by an irrevocable trust for the children of Jerry and Vickie Moyes.*

[3] *Assumes JM has pledged $410 million worth of stock as collateral. Therefore, JM will borrow the maximum amount of MS shareholder loan. The shareholder loan will be secured by Silver shares currently held by JM, which in the case of maximum drawdown equals 14.1 million shares of Silver (at the current offer price of $29).*

[4] *Represents the additional equity required to finance the acquisition of 100% of the company. Under the current proposal of $29/share this amounts to 9,827,586 shares of Silver. The shares currently held by the Moyes Children's Limited Partnership equals 9,018,353 shares and the shares held by an irrevocable trust for the children of Jerry and Vickie Moyes equals 360,000 shares.*

[5] *Estimated payments to be made to certain members of management based on change of control agreements that have been signed with Silver upon the acquisition by a third party.*

[6] *Assumes aggregate fees, which includes both sellside and buyside advisory fees.*

Supporting Materials 43

Highly Confidential

Goldman Sachs

Analysis of Morgan Stanley ("MS") Capital Structure

Pro Forma Capital Structure

	Amount	% of Total	Multiple of 2006E EBITDA[1] Mgmt Estimate	MS Estimate
Unfunded Revolver	-	-	-	-
Senior Secured 1st Lien	$ 1,800	57%	3.8 x	3.4 x
Senior Secured 2nd Lien	$ 485	15%	1.0 x	0.9 x
Total Debt	$ 2,285	72%	4.8 x	4.3 x
Total Equity	$ 874	28%	1.8 x	1.7 x
Total Capitalization	$ 3,159	100%	6.6 x	6.0 x

- MS estimate based on $529.1 million of trailing twelve months EBITDA condition included in MS Commitment Letter dated November 3rd (assumed to include IEL)

Credit Views

- Truckload sector typically viewed as less stable than Less-Than-Truckload; however Silver presents certain strengths
  - Prospect for improved margins as compared to fiscal 2005
  - Strong stable blue chip customer base
- Ratings agencies focused on EBITDA growth/margins and ability to generate sufficient free cash flow
  - Though recently improved, Silver's EBITDA margins have historically lagged those of truckload peers
  - High investments in capital expenditures impacts free cash flow projections
  - Cyclical concerns
- Proposed Morgan Stanley structure and pricing appears to be designed to achieve a mid to high single B corporate credit rating

Note: These include our preliminary observations, final observations to be contingent upon continued diligence of the company. MS capital structure and company financials

Supporting Materials 44

Highly Confidential
Weighted Average Cost of Capital Analysis
Comparable Peers (1) Company Asset Bloomberg Symbol Beta (2) Adj. Beta D/E (1-T) Assumptions JBHT 1.231 1.320 11.7% 61.5% Risk Premium (3) 5.50% WERN 1.235 1.240 0.7 60.8 Risk Free Rate (4) 4.55% HTLD 1.360 1.360 0.0 64.6 Tax Rate 38.8%
KNX 1.510 1.510 0.0 65.0
XPRSA 0.813 1.430 116.8 65.0
CVTI 0.740 1.220 99.8 65.0
Mean 1.148 38.2% 63.7% Weighted Average Cost of Capital (6) Cost of Equity Calculation Pre-tax Cost of Debt Levered Cost of D/(D/E) Beta E/(D+E) Equity (5) 5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0%
0.0% 1.148 100.0% 10.9% 0.0% 10.9 10.9 10.9 10.9 10.9 10.9 10.9 10.9 10.9
5.0 1.185 95.0 11.1% 5.0 10.7 10.7 10.7 10.7 10.7 10.7 10.8 10.8 10.8
Equity)
10.0 1.226 90.0 11.3% 10.0 10.5 10.5 10.5 10.6 10.6 10.6 10.7 10.7 10.7
15.0 1.272 85.0 11.5% 15.0 10.3 10.3 10.4 10.4 10.5 10.5 10.5 10.6 10.6
20.0 1.324 80.0 11.8% 20.0 10.1 10.1 10.2 10.3 10.3 10.4 10.4 10.5 10.6
25.0 1.382 75.0 12.2% 25.0 9.9 10.0 10.0 10.1 10.2 10.3 10.3 10.4 10.5
30.0 1.449 70.0 12.5% 30.0 9.7 9.8 9.9 10.0 10.1 10.1 10.2 10.3 10.4
35.0 1.527 65.0 12.9% 35.0 9.5 9.6 9.7 9.8 9.9 10.0 10.1 10.2 10.3
40.0 1.617 60.0 13.4% Debt / (Debt + 40.0 9.3 9.4 9.5 9.7 9.8 9.9 10.0 10.1 10.3
45.0 1.723 55.0 14.0% 45.0 9.1 9.2 9.4 9.5 9.6 9.8 9.9 10.1 10.2
50.0 1.851 50.0 14.7% 50.0 8.9 9.0 9.2 9.4 9.5 9.7 9.8 10.0 10.1
Source: Bloomberg and public filings (1) As of November 24, 2006. (2) Calculation to unlever beta: ßa = ße/(1+(1-T)*(D/E)). (3) Based on Ibbotson historical, empirical analysis. (4) Based on 10-Year Treasury yield as of November 24, 2006. (5) Cost of equity calculation: ke = Rf + ßa(1 + (1-T) (D/E)) (Rm — Rf) +Ps or Rf + ße (D/E)) (Rm — Rf) + Ps. Assume Ps = 0. (6) WACC calculation: kd (1-T) (D/(D+E)) + ke (E/(D+E)).
Supporting Materials 45

Highly Confidential
Comparison of Selected Trucking Companies ($ in millions, except per share amounts)
Enterprise Closing % of 52 Equ Value Multiples (2) Calendarized 5-Year ity Price Week Mar Enterprise EBITDA P/E Multiples (2) EPS LTM Margins Dividend ket Company 24-Nov-2006 High Cap Val LTM 2006 2007 2006 2007 CAGR (2) EBITDA EBIT Yield
ue
Silver at $29 Offer Price $ 29.00 86% $ $2,207 $ $2,619 5.2 x 5.2 x 5.2 x 14.1 x 14.0 x 11.5% 15.7% 9.0% 0.0 % Silver $ 27.61 82% $ $2,099 $ $2,512 4.9 x 5.0 x 4.9 x 13.4 x 13.3 x 11.5% 15.7% 9.0% 0.0 % Truckload
Covenant Transport 12.50 77 175 336 6.1 7.1 6.1 NM 29.4 9.0 8.2 2.5 0.0
Heartland Express 16.13 84 1,585 1,263 8.0 7.3 7.0 17.7 17.5 10.0 27.9 19.9 0.5
Hunt (JB) Transport 21.69 84 3,249 3,611 6.5 6.4 6.0 14.8 13.6 15.0 16.7 11.4 1.5
Knight Transportation 18.28 83 1,600 1,582 9.0 8.6 7.3 21.5 18.3 20.0 27.0 17.9 0.4
Landstar 46.42 95 2,694 2,746 11.7 13.1 11.8 23.8 20.7 17.0 8.7 8.1 0.3
Quality Distribution 12.95 78 249 532 8.0 7.7 7.1 16.2 12.6 27.4 9.1 7.0 0.0
Celadon 19.82 88 477 487 9.5 8.8 7.1 19.3 15.7 33.3 10.5 7.7 0.0
Universal Truckload 25.48 70 411 397 10.8 9.9 8.5 19.1 16.1 14.6 5.9 5.2 0.0
U.S. Xpress Enterprises 18.11 65 280 610 5.3 5.1 4.5 13.1 10.8 26.0 8.3 4.0 0.0
Werner Enterprises 18.91 88 1,476 1,459 4.5 4.3 4.1 14.8 13.9 10.0 15.6 7.7 1.0
High 95% $ $3,249 $ $3,611 11.7 x 13.1 x 11.8 x 23.8 x 29.4 x 33.3% 27.9% 19.9% 1.5 % Mean 81% $ $1,219 $ $1,302 7.9 x 7.8 x 7.0 x 17.8 x 16.9 x 18.2% 13.8% 9.1% 0.4 % Median 84% $ 976 $ 936 8.0 x 7.5 x 7.1 x 17.7 x 15.9 x 16.0% 9.8% 7.7% 0.1 % Low 65% $ 175 $ 336 4.5 x 4.3 x 4.1 x 13.1 x 10.8 x 9.0% 5.9% 2.5% 0.0 % Less than Truckload
Arkansas Best (3) $ 39.05 77% $ 987 $ 866 4.4 x 3.9 x 3.7 x 10.1 x 9.9 x 10.0% 10.6% 7.1% 1.5 % Central Freight Lines (3) 2.24 100 41 78 NM NA NA NA NA 0.0 (3.7) (8.6) 0.0
Con-Way (3) 47.93 78 2,409 2,512 4.5 5.0 5.2 11.8 11.4 12.5 12.8 9.4 0.8
Forward Air 34.31 79 1,062 998 11.9 11.5 10.5 21.3 19.1 12.5 24.1 21.5 0.8
Old Dominion 27.80 72 1,037 1,228 6.5 6.3 5.6 14.6 13.2 15.0 15.1 9.9 0.0
Saia (4) 27.35 77 413 477 4.5 5.3 4.7 14.9 11.6 18.2 8.7 4.6 0.0
YRC Worldwide 40.52 81 2,581 3,748 4.2 4.2 4.2 7.4 7.0 7.7 8.8 6.0 0.0
High 100% $ $2,581 $ $3,748 11.9 x 11.5 x 10.5 x 21.3 x 19.1 x 18.2% 24.1% 21.5% 1.5 % Mean 81% $ $1,218 $ $1,415 6.0 x 6.0 x 5.6 x 13.3 x 12.0 x 10.8% 10.9% 7.1% 0.5 % Median 78% $ $1,037 $ 998 4.5 x 5.2 x 4.9 x 13.2 x 11.5 x 12.5% 10.6% 7.1% 0.0 % Low 72% $ 41 $ 78 4.2 x 3.9 x 3.7 x 7.4 x 7.0 x 0.0% (3.7)% (8.6)% 0.0%
(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Sources: LTM numbers are based upon the latest publicly available financial statements. Projected sales, EBITDA, EBIT, and EPS source: IBES median estimates. All projected estimates have been calendarized to December.
Supporting Materials 46